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                                EXHIBIT 10.15.3

                     CUMMINGS PROPERTIES MANAGEMENT, INC.
                                 STANDARD FORM                     796483-DAC-A

                             AMENDMENT TO LEASE# 3

  In connection with a lease currently in effect between the parties at 100 Sylvan Road, Suite 100 Woburn, Massachusetts, executed on January 24, 1996 and terminating February 28, 2001 and in consideration of the mutual benefits to be derived herefrom, Cummings Properties Management, Inc., LESSOR, and Boston Communications Group, Inc. f/k/a Radio Telephone Systems, Inc., LESSEE, hereby agree to amend said lease as follows:

1. The size of the leased premises is hereby increased to a new total of approximately 35,389 square feet (including 3.25% common area), with the addition of 100 Sylvan Road, Suite 550 and a portion of the west annex shown on the attached plan.

2. *The Security Deposit is hereby increased by $9,000.00 from $61,000.00 to a new total of $70,000.00. LESSEE shall pay said increase upon LESSEE's execution of this amendment.

3. LESSOR, at an expense incorporated entirely into the base rent and at no further cost to LESSEE, shall in Suite 550 (only) construct LESSOR's standard office space according to a mutually agreed upon plan attached hereto before or about March 1, 1997. Nothwithstanding the completion date for said construction, the increased rent provided below will commence as of February 1, 1997.

4. *LESSOR or LESSEE hereby waive any and all rights to a jury trial in any summary process or

5. LESSEE hereby warrants and represents that it has changed its name to Boston Communications Group, Inc.


All other terms, conditions and covenants of the present lease shall continue to apply except that adjusted base rent shall be increased by $53,747.52 annually, from a total of $375,325.28 to a new annual total of $429,072.80 or $35,756.07 per month. Annual base rent for purposes of computing any future escalations thereon shall be $418,607.60. This amendment shall be effective February 1, 1997 and shall continue through the balance of the lease and any extensions therefo unless further modified by written amendments.


In Witness Whereof, LESSOR and LESSEE have hereunto set their hands and common seals this 5/th/ day of February, 1997.

LESSOR:                                     LESSEE:
CUMMINGS PROPERTIES MANAGEMENT, INC.        RADIO TELEPIIONE SYSTEMS, INC


By:    s/W.S. Cummings                           By: s/Robert S. Sullivan
  --------------------                             ----------------------
     President                                        Robert Sullivan